SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2011

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year

(a) On May 3, 2011, the Board of Directors of International Stem Cell Corporation (the “Company”) adopted Amended and Restated Bylaws. The Amended and Restated Bylaws incorporate various changes in Delaware statutes and case law developments since the previous set of Bylaws were adopted in 2006 and also include various changes the Board considered to be appropriate in light of changes in the Company and the environment in which public companies operate. In particular, the Amended and Restated Bylaws: (a) reflect changes to the Delaware General Corporation Law authorizing communications by electronic transmission (including notices of stockholder meetings, notices of Board meetings, and director participation in Board meetings); (b) delete the ability of stockholders holding at least 20% of the outstanding shares of stock to call a special meeting of stockholders; (c) revise and clarify the timing and conditions pursuant to which stockholders may present either proposals for consideration at stockholder meetings or nominations for election of directors (including the information required to be provided by a stockholder seeking to nominate a candidate for election to the Board or submitting a proposal requested to be considered at a stockholder meeting); (d) allow for stockholders and proxy holders to participate in a meeting by remote communications; (e) address and expand the informational requirements and other matters relating to proposed actions by stockholders without a meeting; (f) remove the age restrictions on members of the Board of Directors; (g) allow the Board to establish the number of authorized directors; (h) provide the ability to the Company to issue uncertificated shares of stock; and (i) clarify and update the indemnification provisions (including an acknowledgement that the indemnification provided by the Bylaws is not exclusive of any other right which a person may have or hereafter acquire).

The foregoing summary of material changes to the Bylaws is subject to, and qualified in its entirety, by the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 3, 2011. The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 29, 2011.

Proposal 1:	Election of seven directors to hold office until the 2011 Annual Meeting:

A.	Directors elected by holders of Series C Preferred Stock and Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	25,200,000	0
Ruslan Semechkin	25,200,000	0

B.	Directors elected by holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

	FOR	WITHHELD
Kenneth C. Aldrich	19,543,299	632,104
Jeffrey D. Janus	19,561,364	614,039
Paul V. Maier	19,319,905	855,498
Donald A. Wright	19,631,570	543,833
Charles Casamento	19,631,720	543,683

Broker Non-Votes: 37,602,828

All of the foregoing candidates were elected.

Proposal 2:	Ratification of the selection of Mayer Hoffman McCann, P.C., as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2011 (shares of common stock and all classes of preferred stock voting together):

FOR	AGAINST	ABSTAIN
85,183,246	378,446	216,539

Broker Non-Votes: none

The foregoing proposal was approved.

Item 9.01	Financial Statements and Exhibits

(d.)        Exhibits

3.1        Amended and Restated Bylaws

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Ray Wood
Ray Wood
Chief Financial Officer

Dated: May 6, 2011